Exhibit 10.4

VIREO HEALTH, INC.

INCENTIVE STOCK OPTION AGREEMENT

PURSUANT TO 2018 EQUITY INCENTIVE PLAN

Unless the context indicates otherwise, all capitalized terms not defined herein shall have the same meanings as set forth in the Vireo Health, Inc. 2018 Equity Incentive Plan (the "Plan").

I.       NOTICE OF GRANT

Name of Grantee:

Number of Shares:

Date of Grant: _______, 2018

Exercise Price per Share: $10.00

Expiration Date: 5:00 p.m., Central Time on the day preceding the tenth anniversary of the Date of Grant.

Exercise Schedule: Subject to Section 4 hereof and the terms of the Plan, Options with respect to 25% of the Number of Shares shall become exercisable and vest on December 31, 2019, and an additional 6.25% of the Number of Shares shall become exercisable and vest on the last day of each subsequent calendar quarter. In no case shall Options on more than 100% of the Number of Shares vest.

This is an Incentive Stock Option Agreement (the "Agreement") between Vireo Health, Inc. (the "Company") and the grantee identified above (the "Grantee") is entered into and effective as of date of grant identified above (the "Grant Date").

II.      BACKGROUND

1.       The Company has adopted and maintains the Plan authorizing the Board or a committee thereof to grant incentive stock options to employees, directors and other persons providing services to the Company and its Subsidiaries.

2.       The Board has determined that Grantee is eligible to receive an award under the Plan in the form of an incentive stock option.

III.   AGREEMENT. The Company hereby grants the Option to Grantee under the terms and conditions as follows.

1.     Grant of Option. The Company hereby grants to the Grantee the right, privilege, and option (the "Option") to purchase FIVE HUNDRED (500) shares (the "Option Shares") of the Company's common stock (the "Common Stock"), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The Option is intended to be an “incentive stock option” as that term is defined in Section 422 of the Internal Revenue Code and is subject to the $100,000 limitation described in Section 6.4 of the Plan, including the provisions of that Section 6.4 that treat any portion of the Option that exceed such limitation, or does not otherwise qualify as an incentive stock option as a separate option that is not an incentive stock option but otherwise exercisable on, and subject to, the same terms as the Option.

2.    Option Exercise Price. The per share price to be paid by Grantee in the event of an exercise of the Option shall be the exercise price specified above in the Notice of Grant, which price shall not be less than the Fair Market Value as of the Grant Date, or if the Grantee is a 10% Owner, 110% of the Fair Market Value as of the Grant Date.

3.    Expiration. The Option shall expire at 5:00 p.m. Central Time on the earliest of (i) the expiration date set forth in the Notice of Grant, above (which date may be no later than ten years after the Grant Date, or, for 10% Owners, five years after the Grant Date), (ii) the expiration of the exercise period following termination of employment, as set forth in Section 4, (iii) the termination of the Grantee for Cause, (iv) the date fixed, if any, for termination of the Option pursuant to Section 15.1(iii) or 15.2 of the Plan, or (v) for unvested Options, upon Termination of Service for any reason.

4.     Vesting and Exercise.

4.1       Vesting Schedule. The Option will vest and become exercisable as to the number of Shares and on the dates specified in the Notice of Grant, but only if the Grantee is employed by the Company on such dates. The exercise schedule will be cumulative, meaning that to the extent the Option has not been exercised and has not expired, terminated, or been cancelled, the Option may be exercised to purchase all or any portion of the Shares available under the exercise schedule.

4.2       Accelerated Vesting. If a Change in Control occurs, effective upon such Change in Control, the Option shall become vested and be exercisable as to all otherwise unvested Option Shares.

4.3       Termination of Service. Any unvested Options will be forfeited upon the Grantee's Termination of Service for any reason. Following the Grantee's Termination of Service, any Options vested and exercisable as of the date of Termination of Service may be exercised for a period of three months after such termination (but in no event after the expiration date ("Expiration Date") in the Notice of Grant), and thereafter terminate. If Grantee has a Termination of Service by reason of death or if Grantee dies in the three month period following Termination of Service, the Option may be exercised for a period of nine months following the Grantee's death but not after the Expiration Date. If Grantee has a Termination of Service due to Disability, the Option may be exercised for a period of six months following Termination of Service, but not after the Expiration Date. If Grantee has a Termination of Service for Cause, any unexercised Options expire immediately.

4.4       Termination of Option under Certain Circumstances. The Option may be terminated or forfeited upon the occurrence of certain circumstances, including without limitation, a Change in Control of the Company, as more fully set forth in the Plan.

5.     Manner of Option Exercise.

5.1       Notice. This Option may be exercised by Grantee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by electronic transmission, or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Option Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option. Such notice must be accompanied by payment in full of the total exercise price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section 6 below, by any person or persons other than the Grantee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.

5.2       Payment. At the time of exercise of this Option, the Grantee shall pay the total exercise price of the Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion and to the extent permitted by law, may allow such payment to be made, in whole or in part, through a broker-assisted cashless exercise in which the Grantee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired; by delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of such Shares; or by authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised.

5.3       Delivery of Certificates. As soon as practicable after the effective exercise of the Option, Grantee shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to Grantee one or more duly issued stock certificates evidencing such ownership. Notwithstanding anything to the contrary in this Agreement, no certificate for Shares distributable under the Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act and the Exchange Act.

6.     Transferability. During the lifetime of the Grantee, only the Grantee or his/her guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by the Grantee otherwise than by will or the laws of descent and distribution.

7.     No Shareholder Rights. No person shall have any of the rights of a stockholder of the Company with respect to any Share subject to the Option until the Share actually is issued to him/her upon exercise of the Option.

8.     Engagement or Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary Corporation to terminate the engagement or employment of the Grantee at any time, nor confer upon the Grantee any right to continue in the service or employ of the Company or any Subsidiary Corporation at any particular position or rate of pay or for any particular period of time.

9.     Breach of Confidentiality or Non-Compete Agreements. Notwithstanding anything in this Agreement or the Plan to the contrary, if Grantee materially breaches the terms of any confidentiality, proprietary rights or non-compete provisions of any agreement entered into with the Company or any Subsidiary (including any confidentiality, proprietary rights or non-compete agreement made in connection with the grant of this Option), whether such breach occurs before or after termination of the Grantee’s employment with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Grantee under the Plan and this Agreement without notice of any kind and may require the Grantee to disgorge any profits (however defined by the Committee) made by the Grantee relating to this Option or any Option Shares.

10.   Securities Law and Other Restrictions. Notwithstanding any other provision of the Plan or this Agreement, the Company shall not be required to issue, and Grantee may not sell, assign, transfer or otherwise dispose of, any Option Shares, unless (a) there is in effect with respect to the Option Shares a registration statement under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Option Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

11.  Tax Withholding. The Company is entitled to (a) withhold and deduct from future fees or wages of the Grantee (or from other amounts that may be due and owing to the Grantee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the Option, including, without limitation, the grant or exercise of this Option or a disqualifying disposition of any Option Shares, or (b) require the Grantee promptly to remit the amount of such withholding to the Company before acting on the Grantee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Grantee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

12.  Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Grantee, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.

13.  Subject to Plan. The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Grantee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement shall be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement shall be interpreted by reference to the Plan. In the event that any provisions of this Agreement are inconsistent with the terms of the Plan, the terms of the Plan shall prevail.

14.  Shareholder Agreements. Upon the exercise of the Option, the Grantee shall, at the request of the Company, execute and deliver such voting, co-sale and other agreements as the Company requests generally of holders of amounts of stock corresponding to that of such Grantee; and if the Grantee fails to execute and deliver any such agreement, such Grantee shall nevertheless hold all stock subject to, and be bound by, such agreement.

15.  Lock-Up Agreement. In connection with any initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Grantee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, during the period commencing as of 18 days prior to and ending 180 days, or such lesser period of time as the relevant underwriters may permit, after the effective date of a registration statement covering any public offering of the Company’s securities or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 18 days before or after the date that is 180 days after the effective date of the registration statement relating to such initial public offering, but in any event not to exceed 198 days following the effective date of the registration statement relating to such initial public offering and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering. The Company is hereby authorized to impose stock transfer instructions to its transfer agent (which may be the Company itself) in order to enforce the above restrictions.

16.  General Terms.

16.1     Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

16.2     Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Plan and governed by the laws of the State of Delaware, without regard to conflicts of laws provisions.

16.3     Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

16.4     Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, the Participant agrees that the Board may amend the Plan or this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

16.5     Tax Consequences. The Grantee acknowledges that the Grantee may incur tax liability as a result of the purchase or disposition of the Shares and that if any Shares received upon exercise of the Option are sold within one year of exercise or two years of the Grant Date, the Option will not be treated as an incentive stock option for tax purposes under the Internal Revenue Code. The Company shall not be liable in the event the Option is for any reason deemed not to be an incentive stock option. In addition, although the Option is intended to be exempt from Section 409A of the Internal Revenue Code, the Company shall not be liable to the Participant in the event the Option is considered to be subject to Section 409A, which may subject the Grantee to additional taxes, interest, and possible penalties. Grantee should seek professional tax advice before exercising the Option or disposing of the Shares.

The parties to this Agreement have executed this Agreement effective the day and year first above written.

VIREO HEALTH, INC.

By:

Its: Chief Executive Officer

By execution of this Agreement,	GRANTEE
the Grantee acknowledges having
received a copy of the Plan.

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